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EXHIBIT 10 C.  ESCROW AGREEMENT BETWEEN COMPANY AND MID AMERICAN NATIONAL BANK
& TRUST COMPANY

                                ESCROW AGREEMENT


        This Escrow Agreement dated as of December 23, 1997 is entered into by and between Western Reserve Bancorp, Inc., an Ohio corporation (the "Company"), and Mid American National Bank & Trust Co., Bowling Green, Ohio (the "Escrow Agent").


                                    RECITALS

A. The Company proposes to engage in offering for sale a minimum of 250,000 common shares and a maximum of 500,000 common shares (the "Shares") at a per share price of $20.00 per share (the "Offering"), pursuant to a Prospectus (the "Prospectus") which is to be filed as part of a Registration Statement on form S-1 with the Securities and Exchange Commission and appropriate state regulatory agencies, a copy of which will be provided to the Escrow Agent.

B. The Offering provides that all sums paid in connection with subscriptions for the minimum number of 250,000 Shares (the "Offering Proceeds") will be deposited into an Escrow Account with the Escrow Agent and will be subject to certain terms and conditions as hereinafter described. However, some of the Shares have been and will be sold to the Organizers of the Company outside of the escrow as described in the Prospectus.

C. The Company desires to have Mid American National Bank & Trust Co. act as Escrow Agent and in connection with such responsibilities to establish an appropriate segregated interest bearing account to receive for deposit all of the aforesaid Offering Proceeds of sales of the Offering.

D. Escrow Agent desires to act in such capacity.


                                    AGREEMENT

         In consideration of these premises and of the mutual promises and other good and valuable consideration, the parties hereby agree as follows:

1.       Appointment of Escrow Agent

         The Company hereby appoints Mid American National Bank & Trust Co. as the Escrow Agent and Mid American National Bank & Trust Co. hereby accepts such appointment to serve as the Escrow Agent, all in accordance with the terms and conditions set forth herein.

2.       Term of the Escrow Agreement

         The term of this agreement shall commence on the date hereof and shall terminate upon completion of the Offering, whether successful or unsuccessful. As of the date hereof, it is anticipated that such term will end no earlier than July 1, 1998 or later than September 30, 1998, provided, however, that the Company can further extend the Offering as described in the Prospectus.

3.       Compensation under Escrow Agreement

         For its services rendered hereunder, the Escrow Agent shall be entitled to receive the fees set forth on Exhibit A attached hereto and made a part hereof. All interest income generated from holding the Offering Proceeds in an interest bearing account shall be disbursed as herein described.


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4.       Recording of Proceeds of the Offering Held in Escrow

         In accordance with the provisions herein, the Company shall provide and the Escrow Agent is responsible for recording: (i) the name and address of the subscriber; (ii) the amount of Offering Proceeds held in escrow under such subscriber's name; (iii) the date of deposit of such Offering Proceeds; (iv) interest earned on such deposit; and (v) the date of distribution from the Escrow Account for each deposit made by the Company in the name of such subscriber.

5.       Conditions for Release of Escrowed Funds/Termination

         The Escrow Agent shall act as Escrow Agent hereunder until the earlier to occur of:

         (a) The sale of 250,000 shares, including the Shares of the Company sold to the Organizers of the Company outside of the escrow; or

         (b) July 1, 1998, provided, however, that the Company may, by letter to the Escrow Agent, extend this Expiration Date until not later than December 31, 1998. Any extension beyond September 30, 1998 will require the approval of the then current subscribers to Shares in the Offering.

         Upon the occurrence of one of the foregoing two events, the Escrow Agent shall remit the balance of monies held in the Escrow Account by issuing its cashiers checks payable to the Company or, if the Company fails to accept subscription agreements representing the sale of at least 250,000 Shares prior to the Expiration Date, then, the Escrow Agent shall return the Proceeds to each subscriber. The person or entity to which the subscription proceeds are remitted also shall receive from the Escrow Agent interest on such Subscription Proceeds in an amount equal to the U.S. Government Money Market Fund rate from time to time in effect with the Escrow Agent during the time period while the Offering Proceeds were held in escrow

6.       Delivery of Proceeds to the Escrow Agent

         Proceeds from the Offering shall be delivered, in accordance with the Subscription Agreement, to the Company and the Company hereby agrees to deliver such Offering Proceeds to the Escrow Agent within five (5) days of acceptance of such subscriptions. Further, Company agrees to provide to the Escrow Agent the name, address, amount subscribed for by subscribing individual, the date accepted by the Company, the date delivered to the Escrow Agent and a copy of substitute IRS Form W-9 for each such subscriber.

7.       Investment of Proceeds

         All Proceeds of the offering held in the Escrow Account by the Escrow Agent shall be invested in interest bearing accounts. All such funds shall be invested in the Escrow Agent's U.S. Government Money Market Fund unless otherwise mutually agreed to by the Company and the Escrow Agent. In no event shall any such Proceeds be held in other than such account or short term obligations of the United States Government or shares of a money market fund, the assets of which are invested in short term obligations of the United States. The Escrow Agent shall hold such Proceeds of the Offering in a separate account on behalf of the Company as herein described, and shall hold such proceeds under the name of the individual subscriber.

8.       Indemnification

         The Company hereby agrees to indemnify and hold harmless the Escrow Agent from and against any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent as herein described, and in connection therewith, to indemnify Escrow Agent against any and all expenses (including attorneys' fees)


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or costs of defending any such action, suit or proceeding or resisting any such claims, provided, however, that the provisions of this paragraph shall not apply in the event of any claim, liability, loss, action, suit or proceeding, resulting from a material breach by the Escrow Agent of any provisions in this agreement or from its gross negligence or willful misconduct.

9.       Contingencies

         If any event, circumstances or happening shall arise or occur that is not provided for hereunder, the Escrow Agent shall have no duty to act or not act, as the case may be, until: (a) written instructions are received from the Company; or (b) instructions are provided by a court of competent jurisdiction.

10.      Miscellaneous

         This Escrow Agreement shall be read in accordance with and interpreted under the laws of the State of Ohio. It is further agreed among the parties that all conflicts of law as relating to this agreement shall be under the jurisdiction of the laws and courts of the State of Ohio. This agreement shall be binding upon the Company and Escrow Agent and their respective successors and assigns.


         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above stated.

Western Reserve Bancorp, Inc.             Mid American National Bank & Trust Co.



By:     /s/ Edward J. McKeon           By:     /s/ J. Philip Ruyle
    --------------------------------     --------------------------------------
         Edward J. McKeon, President     J. Philip Ruyle, Senior Vice President


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                                    EXHIBIT A

         In consideration of the Escrow Agent timely fulfilling its duties and obligations under this Agreement, the Company agrees to pay to the Escrow Agent the following fees pursuant to Paragraph 3 of the Agreement:

A. An escrow administration fee of $1,200.00, $600.00 of which is payable upon execution hereof, receipt of which is hereby acknowledged by the Escrow Agent, and the balance due at the termination of this Agreement.

B. A subscriber maintenance fee of $10.00 per subscriber account established will be charged at the termination of this Agreement, except that this charge will be waived if the Offering is successful and Mid American National Bank & Trust Co. is not required to issue any 1099 forms to any subscribers, but only to issue one form 1099 to the Company.

C. $85.00 per hour for "extraordinary" work on the part of Escrow Agent, provided that fees under this subparagraph D. shall not exceed $500.00 without the Company approving the "extraordinary" work required. Such $500.00 limit shall not apply to the indemnification of the Escrow Agent pursuant to the provisions of Paragraph 8 of this Agreement.